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10(a) Lease Agreement, dated February 21, 2000, between the Company and Axial
      Properties North Partnership.

                             AXIAL PROPERTIES NORTH
                    a Partnership of the State of New Jersey
                               having an office at
                              14A Crossroads Center
                              915 County Route 517
                             Hackettstown, NJ 07840
                     (hereinafter referred to as "Landlord')

                                       and

                             Skylands Community Bank
                           B-24 - 26 Crossroads Center
                                  915 Route 517
                             Hackettstown, NJ 07840
                      (herinafter referred to as "Tenant")

                                   WITNESSETH:

            The parties hereto, in consideration of the covenants and conditions herein contained, agree as follows on this 2 1st day of February, in the year 2000.

            Landlord is owner of a tract of land (the "Tract) located in the Township of Independence, Count of Warren, State of New Jersey, upon which there is constructed various commercial buildings and accessory improvements as part of a shopping center and office complex known also as "Crossroads Center".

I . THE DEMISE

            (A) Landlord hereby demises to Tenant, and Tenant hereby leases from Landlord, subject to the terms and conditions hereof, those premises known as B24 - 26 containing approximately 3,193.18 square feet of gross leasable area, being located within that building on the Tract known as Building B. The street address of the Premises is Crossroads Center, 915 County Route 517, Hackettstown, New Jersey.

            (B) Tenant shall have the right to use, in common with other tenants, the portions of the Tract intended to be for common use, such as parking areas and drives. However, Landlord shall have the right from time to time to designate an area of areas where employees of Tenant shall be required to park, in which event Tenant's employees shall not have the right to part other than in the designated area(s). Employees of Tenant shall park solely in areas designated on Exhibit "A!' and are specifically prohibited from parking elsewhere on the premises. Within ten (10) days after a request by Landlord, Tenant shall deliver to Landlord a list of Tenant's and its employees' automobiles which list shall set forth the description of the license numbers assigned to such automobiles and their state of issue. Thereafter, Tenant shall advise Landlord of any changes, additions or deletions to such list. Specific damages being incapable of determination, the parties agree that Tenant shall be required to pay liquidated damages of $50.00 per day for every day of violation hereof after notice to desist, in addition to all other remedies of Landlord provided herein.

2. ASSIGNMENT OR SUBLETTING

            Tenant may not assign this Lease nor sublet the premises or any part thereof nor mortgage, pledge or hypothecate its leasehold interest hereunder without the proper written consent of Landlord which consent shall not be unreasonably withheld. Consent to any particular assignment or subletting shall not be deemed consent to any further or subsequent assignment or subletting.

3. USE OF PREMISES

            (A) Tenant shall operate its business under the trade name Skylands Community Bank and the premises shall be used only for a commercial banking operation and related activities and for no other specific use as a material consideration to Landlord in order that there will be maintained within the Tract an appropriate tenant mix and continuous operation of all businesses therein. The premises shall not be used for other purposes either directly or indirectly without written consent of the Landlord. Landlord shall not let premises within Crossroads Center to any other tenant with the same business, save the last three (3) months of the Term and/or Renewal Terms, provided Tenant promptly exercises its Renewal Term options in a timely fashion.


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4. TERM

            The Term of the Lease shall be for a period of two (2) years, commencing March 1, 2000 (the "Commencement Date"), and ending February 28, 2000 (the "Term"). Notwithstanding the above, if Tenant shall enter into possession of the premises prior to the Commencement Date, all terms, covenants and conditions of this Lease shall be binding upon Tenant, except for the obligation to pay rent.

5. RENT

            (A) Tenant shall pay to Landlord as fixed minimum annual rent during the Term the following sum, payable in equal monthly installments, "Basic Rent":

                  1st year:  $54,284.06  ($4,523.67/ mo.)

2nd year: Base year, plus % increase in CPI for most recently published index as of march 1, 2001.

            All installments of Basic Rent shall be payable in advance without setoff, deduction or counterclaim, and without previous notice or demand therefor, with the first installment to be due and payable on March 1st, and each subsequent installment to be due and payable on the first day of each month of the term.

(B) In addition to the Basic Rent, Tenant shall pay to Landlord, as additional rent, without previous notice or demand therefor except as herein otherwise provided (subject to no setoff, deduction or counterclaim), and in the manner and upon the conditions herein set forth, all other charges provided for hereunder to be paid by Tenant. Any and all sums required to be paid by Tenant hereunder is deemed additional rent subject to the same duties and obligation of Tenant with respect to Basic Rent ("Additional Rent"). All rents of any nature shall be paid and delivered to Landlord at Landlord's address set forth at the head of this Lease, or to such other address as Landlord may from time to time designate by notice to Tenant.

            (C) Basic Rent and Additional Rent are sometimes herein collectively referred to, in the plural or in the singular, as "Rent".

            (D) The responsibility of Tenant to pay rent of any nature due under this Lease shall, if not paid as of the time of expiration of the Term or other termination of this Lease, survive such expiration or other termination.

            (E) In the event that any installment of any rent payment is not paid in full within ten (10) days after it becomes due, a late fee of five percent (5%) of any amount(s) outstanding will be charged for each month or part thereof that the rent is overdue. In the event that any installment of any rental payment is paid by an instrument that is not honored by the institution that it was drawn against, Tenant shall pay a dishonor fee to Landlord of fifty dollars ($50.00) in addition to the rental payment and any late fee, and Landlord may require any and all future installments of Basic Rent and/or Additional Rent to be paid by certified check, money order to cash.

6. SECURITY

            Contemporaneously, with the execution of this Lease, Tenant has deposited with Landlord the sum of $5,214.72 as security for the performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be kept and performed. If, at any time during the Term, any of the rent herein reserved or provided to be paid shall be overdue and unpaid beyond any applicable grace period, Landlord may, at its option, appropriate and apply any portion of the deposit to the payment of any such overdue rent; and in the event of the failure of Tenant to keep and perform any other term, covenant and/or condition of this Lease to be kept and performed by Tenant, Landlord, at its option, may appropriate and apply the deposit, or so much thereof as may be necessary, to compensate Landlord for the loss or damage suffered by Landlord due to Tenant's breach.

            In the event that Tenant shall fully and faithfully comply with all of the terms and conditions of this Lease, the security deposit shall be returned to Tenant following the end of the Term and after delivery to Landlord of entire possession of the premises in the condition required by the term of this Lease. Landlord may deliver the security deposit to the purchaser of Landlord's interest in the premises, in the event that such interest is sold or transferred, and thereupon Landlord shall be discharged from any further liability with respect to the security deposit.

7. COMMON AREA

            Landlord hereby grants to Tenant, during the Tern of this Lease, the nonexclusive right to use, in common with all others so entitled, the Common Areas for pedestrian and vehicular traffic. The Common Areas shall be subject to the exclusive control and management of Landlord and to such rules and regulations as Landlord may, from time to time, adopt. Landlord reserves the right to change the areas, locations and arrangement of parking areas, access and other common area; to enter into, modify and terminate easements and other agreements pertaining to the maintenance of the Common Areas to such extent and for such time as may, in the sole discretion of Landlord's counsel, be legally necessary to prevent a dedication thereof or the accrual of any right to any person or to the public therein; to close temporarily, if necessary, any part of the Common Areas in order to discourage non-customer parking; and


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to make changes, alterations or improvements in and to such Common Areas, provided that there shall be no unreasonable obstruction of Tenant's right of ingress to or egress from the Premises. Landlord agrees to not erect any structure or structures that would impair the visibility of the Tenant.

8. ASSESSMENT & COLLECTION OF MAINTENANCE & OPERATIONS COSTS

            (A) Landlord shall operate, maintain and repair the Shopping Center (except those areas which Tenant shall operate, maintain and repair as required in this Lease) in such manner as Landlord shall determine in its sole discretion. For these services, Tenant shall pay as Additional Rent, within ten
(10) days following written demand therefor by Landlord, 10. 12% of Landlord's costs incurred in the ownership, operation, insurance, real estate taxes, repair and maintenance of the Shopping Center. As example, such costs may include but are not limited to: snow removal; landscaping; maintenance & repair of parking lot, common areas, building exteriors and maintenance and service equipment; related personnel costs; liability and hazard insurance; and real estate taxes. An administrative fee of fifteen percent (15%) of all such costs will be assessed to Tenant by Landlord to cover Landlord's cost in allocating and collecting these funds. It is understood by the parties that this provision is not intended to operate as a profit-center to Landlord but is only intended to reimburse Landlord for actual costs. Excluded from these charges are the following: depreciation or replacement of capital structural improvements, By way of clarification, the administrative fee of fifteen percent (15%) is a gross fee on all common area charges of which Tenant will then pay their proportionate share.

            (B) At the option of Landlord, the share of Maintenance and Operational Costs for which Tenant is responsible hereunder shall be paid in monthly installments in such amounts as are estimated and billed by Landlord, each such installment being due on the first day of each month, If Landlord elects such option, which it may to from time to time, then within sixty (60) days after receipt by Landlord of the final determination of Maintenance and Operational Costs for the applicable period, Landlord shall make available for Tenant's inspection, upon written request therefor, copies of such bills and a reasonably detailed statement of Maintenance & Operational Costs, and any adjustment shall promptly be made to compensate for any overpayment or underpayment made by Tenant in the preceding period. It is the intent of Landlord to so adjust as of January 1st of each year, as far as is practical, Notwithstanding, the above Tenant shall make payment of any underage within thirty (30) days.

9. MAINTENANCE OF LEASED PREMISES

            (A) Landlord shall be responsible for providing for ordinary and routine maintenance and repair of the following: heating, cooling, plumbing and electrical (up to panel box) systems; doors and locks; windows; roof-, sprinkler system; exterior signage; and exterior walls. All said costs of maintenance and repair shall be assessed to Tenants pursuant to Paragraph 8. Repair or maintenance costs occasioned by the extraordinary wear, negligence, or misconduct of Tenant, its agents employees, licensees or invitees shall be chargeable as additional rent directly to Tenant and shall not be included in ordinary assessments under Paragraph 8.

            (B) Tenant shall have the responsibility to maintain the premises in good order and in a clean and safe condition. Tenant's responsibility to repair and maintain the premises, other than as addressed above, includes the following: carpet and flooring care and maintenance; painting and decorating; light bulb/ballast replacement (bulbs shall not be removed by Tenant upon termination of this Lease); repair and maintenance to interior walls and ceilings; interior janitorial services; and delivery of trash and refuse to the approved receptacle.

10. INSURANCE AND INDEMNITY; NON-LIABILITY

            (A) During the Term, Tenant shall keep in effect a policy of public liability insurance with respect to the premises as to which the limits of liability for personal injury shall not be less that One Million Dollars ($ 1,000,000.00) per accident or occurrence to one or more than one person and as to which the limits of liability for property damage shall not be less than Two Hundred Fifty Thousand Dollars ($250,000.00) per occurrence. The policy shall name Landlord and Tenant as insureds, and shall contain clauses (i) that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (ii) that the insured will not change or terminate the insurance without first giving to Landlord at least thirty (30) days prior written notice, and (iii) that the insurance will not be invalidated by any act or neglect of Tenant, or of an employee or licensee thereof. Tenant shall be responsible for reimbursement to Landlord, upon demand, of the cost of replacing any damaged glass at the premises damaged by Tenant or any of Tenants invitees, licensees, employees, customers or anyone under Tenant's control or supervision. Copies of all policies or certificates of insurance shall be delivered to Landlord on or before the Commencement Date or, as the case my be, any earlier date upon which Tenant shall enter into occupancy of the premises or any portion thereof.

            (B) Tenant will indemnify and hold Landlord harmless against all claims, actions, damages, losses, liability and expense, including court costs and reasonable attorneys' fees, in connection with loss of like, personal injury and/or damage to property arising out of any occurrence in, upon or at the premises, or the occupancy or use by Tenant of the premises or of any part thereof, or occasioned wholly or in part by any negligence of Tenant, its agents, contractors, employees, servants, licensees, invitees or subtenants.


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            (C) Tenant, at Tenant's own cost and expense, shall also maintain insurance protecting and indemnifying Landlord and Tenant against any and all damage to or loss of Tenant's alterations, equipment, furnishings, furniture, fixtures and contents in the premises or the building and all claims and liability relating thereto.

            (D) Tenant, at Tenant's own cost and expense, shall also maintain insurance protecting and indemnifying Landlord and Tenant against any and all damage to or loss of plate glass, if applicable to this tenancy.

11. INSURANCE RESTRICTIOES

            The Tenant shall not stock, use or sell any article or merchandise or do anything in or about the demised premises which may be prohibited by Landlord's insurance policy or any endorsement or form attached thereto, or which will increase insurance rates or premiums of the Landlord's insurance covering either the demised premises or the building of which they are a part. The Tenant agrees, at its own cost and expense, to comply with all of the rules, regulations and requirements of the Fire Insurance Rating Organization and the Board of Fire Insurance Underwriters having jurisdiction and any similar body and of Landlord's insurance carrier. In addition to any other remedies which the Landlord may have for the Tenant's violation of the preceding sentence, the Tenant shall pay as Additional Rent, within thirty (30) days of the receipt by the Tenant of an invoice for additional premium or premiums, any increase in premium or premiums that may be charged on insurance carried by the Landlord by reason of Tenant's occupancy, acts or omissions. In determining whether increased premiums are the result of the Tenant's occupancy, acts, or omissions, rating schedules utilized by the insurer shall be deemed conclusive evidence. If, due to Tenant's occupancy, acts or omissions, any insurance shall be cancelled by the insurance carrier, then in any of such events, the Tenant shall indemnify and hold the Landlord harmless against any loss which would have been covered by such insurance.

12. LIMITATIONS ON LANDLORD'S LIABILITY

            (A) Landlord shall not be liable for any damage or injury which may be sustained by Tenant or any other person as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof drains, leaders, gutters, valleys, downspouts or the like, or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air-conditioning or heating systems; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of Tenant or any employees, servants, licensees, invitees or subtenants.

            (B) The term "Landlord7', as used in this Lease, means only the owner for the time being of the Tract, so that in the event of any sale thereof, Landlord or any successor landlord, as the case may be, shall automatically be relieved of all Landlord's covenants and obligations hereunder and the purchaser shall automatically be deemed to have assumed all covenants and obligations of Landlord hereunder.

            (C) The liability of Landlord in the event of breach by Landlord shall be limited to Landlord's interest in the Tract. Accordingly, it is understood that any judgment or award which Tenant may obtain against Landlord may only be satisfied out of the interest of Landlord in the Tract, and that Tenant shall have no recourse against any other property of Landlord or against any property of any individual shareholder, partner or other principal of Landlord. It is further understood that the foregoing limitations shall apply as to any successor landlord(s).

13, ALTERATIONS & REPLACEMENTS

            (A) Tenant shall not, without the prior written consent of Landlord, make or permit to be made any installations, alterations, restorations, changes or replacements (hereinafter called "Alterations") in, of or to the premises. Any permitted Alterations shall be made in a good and workmanlike manner, shall comply with all applicable laws, orders and regulations of federal, state, county and municipal authorities, with any direction pursuant to law or given by any public officer, and with all regulations of any board of fire underwriters or similar organization have jurisdiction, and shall not be undertaken in a manner as would unreasonably interfere with or disturb any other tenant(s) in the building.

            (B) Tenant shall discharge or band any mechanic's lien, or other lien or encumbrance created by the acts of Tenant, which may be filed against the premises, within a period of fifteen (15) days after Tenant receives notice of filing of such


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of the Center is important to the continuing success of the Center, therefore, the style and design of Tenant's sign will be the same quality and type as existing signs, Tenant shall be responsible for the payment of all signs; labor, materials and installations,

            (B) Tenant agrees to permit Landlord, during the three (3) month period prior to expiration of the Term, or any renewals or extensions of the Term, to place the usual notice of "To Lease" or "For Rent" or similar provisions to be placed on the premises, without hindrance or obstruction of its view.

            (C) Tenant shall not install any signage or other advertising media visible or audible from or to the exterior of the premises without the prior written consent of Landlord. Specific damages being incapable of determination, violation hereof shall be cause for assessment of liquidated damages against Tenant of $50.00 per day for each day of violation after notice to desist, in addition to all other remedies of Landlord.

15. UTILITIES

            (A) Tenant shall pay as additional rent in each instance, on or before the due date, all charges for water, electricity and all other utilities servicing the premises, which utilities shall be separately metered as to the premises. Such payments shall be made directly to the applicable utility companies unless Landlord, at its option, gives notice to Tenant of Landlord's intention to make any particular payment(s), in which event Tenant shall reimburse Landlord therefore upon demand.

            (B) In the event any governmental authority shall order mandatory energy conservation, or if Landlord elects voluntarily to cooperate at the request of any governmental authority with an energy conservation program, then Tenant shall likewise comply with such requirements. Tenant's compliance with such requirements shall not entitle Tenant to any abatement of rent or damages for any injury or inconvenience occasioned thereby nor shall it be construed as an eviction or disturbance of possession.

16, OBSERVANCE OF LAWS

            Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements of all governmental authorities relating to Tenant's business and maintenance and operation of the premises. Tenant shall faithfully observe, in the use of the premises, regulations of a board of fire underwriters or similar agency for the prevention of fires, including but not limited to, any sprinkler system modifications and/or installations, the need for which is occasioned by Tenant's use or occupancy of the premises. Tenant may contest any of such statutes or the like, provided that Tenant shall indemnify Landlord for any loss or liability (including but not limited to reasonable attorneys' fees incurred by Landlord). Landlord agrees to cooperate with any such contest, provided that Landlord shall incur no out-of-pocket expense. Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the premises or building which will contravene Landlord's insurance policies or which will prevent Landlord from procuring policies in companies acceptable to Landlord.

17. DAMAGE TO PREMISES

            (A) If the building shall be damaged by fire, the elements, unavoidable accident or other casualty, then, subject to the provisions below, Landlord shall cause the damage to be repaired. In doing so, Landlord shall commence its repairs promptly and diligently proceed with same, but in no event shall Landlord be required to incur costs in excess of the net insurance proceeds received by Landlord.

            (B) If the building shall be so damaged or destroyed as to require substantially a rebuilding thereof, or if any partial damage or destruction shall be such as would render the premises untenantable for a period in excess of one hundred fifty (150) days, either party shall have the right to cancel this Lease by written notice to the other served within thirty (30) days after the occurrence, effective as of the occurrence. Upon such termination, ass Rent and Additional Rent shall be apportioned as of the date of the occurrence.

            (C) If more than 50% of the square footage of the entire Shopping Center (inclusive of office space) is damaged and whether or not tenants' premises are damaged, Landlord shall have the right to terminate this Lease by notice in writing to Tenant and thereafter there shall be no further liability between the parties.

            (D) Tenant shall immediately notify Landlord in case of fire or other damage to the premises.

            (E) The repair and restoration of any damage to the property of Tenant or to the decorations and/or Alterations of Tenant shall not be the responsibility of Landlord.

            (F) In the event any damage or destruction to the building renders the premises untenantable, all rent shall be abated during such period of untenantability, except if the damage or destruction shall be due to the negligence or misconduct of Tenant, its agents or employees. If any such damage or destruction renders the premises partially untenantable, all rent shall be equitable apportioned, subject to the above-stated exception. For purposes of this paragraph (F), the word "rent" shall not included any Additional Rent as may be due from Tenant by reason of default by Tenant under any term, covenant or condition of this Lease.

18. EMINENT DOMAIN

            (A) In the event that egress or ingress from or to the premises or any utility necessary to operate the premises shall be appropriated or taken under the poser of eminent domain by any public or quasi-public authority (without the provision by Landlord of alternative ingress and egress), Tenant may terminate this Lease, effective as of the date of taking, by written notice to


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Landlord given within thirty (30) days from the date of such taking, and the parties shall thereupon be released from any liability to each other accruing thereafter. Upon such termination, all Rent and Additional Rent shall be prorated to the date of termination.

            (B) If a portion of the building shall have been appropriated or taken and if this Lease shall continue, then and in that event, Landlord agrees to promptly commence restoration of the building to a complete unit of like quality and character as existed prior to such appropriation or taking. In no event, however, shall Landlord be obligated to incur costs in excess of the net condemnation award received by Landlord.

            (C) In the event of any appropriation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation except as otherwise provided in paragraph (D) immediately below, and Landlord shall be entitled to receive the full amount of such award.

            (D) Tenant shall have the right to recover from the condemning authority all compensation then permitted by laws as may be separately recoverable by Tenant by reason of the condemnation (provided that such separate award shall not reduce the compensation which otherwise would be payable to Landlord), including compensation for costs of relocating Tenant's business.

19. DEFAULT AND REMEDIES

            (A) If Tenant defaults in the payment of Basic Rent or any Additional Rent and fails to cure the default within fifteen (15) days after same is due, or if Tenant defaults in compliance with any of the other covenants or conditions of this Lease and fails to cure the same within thirty (30) days after the receipt of notice specifying the default, then at the expiration of such fifteen (15) days or thirty (30) days, as the case may be, Landlord may (a) cancel and terminate this Lease upon written notice to Tenant (whereupon the Term shall terminate, and Tenant shall then quit and surrender the premises to Landlord, but Tenant shall remain liable as hereinafter provided) and/or (b) at any time thereafter re-enter and resume possession of the premises as if this Lease had not been made, Tenant hereby waiving the service of any notice of intention of re-enter or to institute legal proceedings to that end. Anything above to the contrary notwithstanding, the said thirty (30) days for the period of time necessary to effect the cure provided that Tenant shall diligently commence the cure during such thirty (30) day period and shall diligently prosecute the cure to completion.

            (B) If this Lease shall be terminated or if Landlord shall be entitled to re-enter the premises and dispossess or remove Tenant under the provisions of this Section (either or both of which events are hereinafter referred to as a "Termination"), Landlord or Landlord's agents or servants may immediately or at any time thereafter re-enter the premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by peaceable re-entry or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess and enjoy the premises, including all Alterations.

            (C) In case of Termination, the Basic Rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and shall be paid by Tenant up to the time of the Termination, and Tenant shall also pay to Landlord all reasonable expenses which Landlord may then or thereafter incur as a result of or arising out of a Termination, including but not limited to court costs, reasonable attorneys' fees, brokerage commissions, and costs of terminating the tenancy of Tenant, re-entering, dispossessing or otherwise removing Tenant and restoring the premises to good order and condition, and from time to time altering and otherwise preparing the same for re-letting. Upon a Termination, Landlord may (but shall not be obligated to), at any time and from time to time, re-let the premises, in whole or in part, either in its own name or as Tenant's agent, for a term or terms which, at Landlord's option, may be for the remainder of the Term or for any longer or shorter period.

            (D) In addition to the payments required hereinabove in this Section 19, Tenant shall pay to Landlord upon demand and at Landlord's option:

                  (i) liquidated damages in an amount which, at the time of Termination, is equal to the excess, if any, of the then present amount of the installments of Basic Rent and Additional Rent reserved hereunder, for the period which would otherwise have constituted the unexpired portion of the Term, over the then present rental value of the premises for such unexpired portion of the Term,

                  (ii) damages (payable in monthly installments, in advance, on the first day of each calendar month following the Termination, and continuing until the date originally fixed herein for the expiration of the Term) in amount equal to the excess, if any, of the sums of the aggregate expenses paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Tenant, plus an amount equal to the installment of Basic Rent which calendar month, had this Lease not been terminated, over the sum of such calendar month pursuant to a re-letting or to any holding over by any subtenants of Tenant.

            (E) Landlord shall make a good faith attempt but in no event be liable for failure to mitigate or failure to re-let the premises, or in the event that the premises are re-let, for failure to collect rent due under such re-letting; and in no event shall Tenant be entitled to receive any excess or rents over the sums payable by Tenant to Landlord hereunder but such excess shall be credited to the unpaid rents due hereunder, and to the expense of re-letting and preparing for re-letting as provided herein.

            (F) Suit or suits for the recovery of damages hereunder, or for any installments of rent, may be brought by Landlord from time to time at its election, and nothing herein contained shall be deemed to require Landlord to postpone suit until the


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date when the Term would have expired if it had not been terminated under the provisions of this Lease, or under any provision of law, or had Landlord not re-entered into or upon the premises.

            (G) Landlord, at its option, in addition to any and all remedies available to it, shall have the right to charge a fee for payment of Basic Rent and/or Additional Rent received later than ten (10) days after the date due, which fee shall be equal to five percent (51/6) per month applied to the amount of such overdue rent.

            (H) Tenant hereby waives all rights of redemption to which Tenant or any person claiming under Tenant might be entitled, after an abandonment of the premises, after a surrender and acceptance of the premises and the Tenant's leasehold estate, after a dispossession of Tenant from the premises, after a termination of this Lease, after a judgment against Tenant in an action in ejectment, after the issuance of a final order or warrant of dispossess in a summary proceeding, or an any other proceeding or action authorized by any rule of law or statute now or hereafter in force or effect.

            (I) No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which Landlord may otherwise be entitled hereunder or at law or in equity.

            (J) Should Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement or composition or assignment for the benefit of creditors, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease upon giving to Tenant, or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five (5) days notice in writing of Landlord's intention to do so. Upon the giving of such notice, this Lease shall end on the date fixed in such notice as if such date were the date originally fixed in this Lease for the expiration hereof, and Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom by force or otherwise, without liability for damages.

            (K) If Tenant shall be in default hereunder in any respect, Landlord may, at Landlord's option and without waiving its rights hereunder, cure such default on behalf of Tenant, in which event Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all expenses incurred by Landlord in effecting such cure, including but not limited to reasonable attorneys' fees, together with interest on such expenses at fifteen percent (15%) per annum. In order to collect such reimbursement, Landlord shall have all the remedies available under this Lease and/or by law or equity for a default in the payment of Rent. Tenant shall also be responsible for all court costs and reasonable attorneys' fees incurred by Landlord in connection with any default or threatened default by Tenant, the enforcement by Landlord of any covenant made by Tenant, and/or Landlord's exercise of any right of approval or consent as may be provided for hereunder, whether or not there shall be instituted any litigation or proceedings relating to this Lease.

20. MORTGAGE SUBORDINATION

            This Lease shall be subordinate to the lien of any present or future mortgage(s) on the premises. Not withstanding the automatic nature of such subordination as may be reasonably requested by Landlord or by any proposed mortgagee. In default of such responsibility, Tenant hereby appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver such instrument for and in the name and stead of Tenant, such power of attorney given to Landlord to be deemed irrevocable and coupled with an interest. A refusal by Tenant for fifteen
(15) days after written notice to execute such instrument shall entitle Landlord, at its option, to cancel this Lease without incurring any liability on account thereof, and the term of this Lease is expressly limited accordingly. If any mortgagee elects to have Tenant's interest in this Lease rendered superior in priority to that mortgagee's lien on the Premises, then by notice to Tenant, this Lease shall be deemed superior to that mortgagee's lien, whether this Lease was executed before or after execution or recording of the instrument creating that mortgagee's lien.

21. ESTOPPEL OR OFFSET STATENENTS

            Tenant shall, upon the reasonable request from time to time or Landlord, execute and deliver an estoppel or offset statement (a) certifying that this Lease is in full force and effect and has not been modified or amended, or stating all amendments and modifications thereto-, (b) specifying the dates to which Rent and Additional Rent have been paid; (c) stating whether or not Tenant alleges that Landlord is in any respect in default, and, if so, specifying the alleged default; (d) stating the Commencement Date; (e) stating which options to renew have been exercised, if any; and (f) stating any other factual matters relating to this Lease as may reasonably be requested by Landlord such as amount of security deposit, if any.

22. HOLDOVER

            In the event that Tenant shall for any reason remain in possession of the premises after the expiration of the Term, such possession shall, at the option of Landlord, be on a month-to-month basis subject to the terms and conditions of this Lease except as to duration of term, and except that the Basic Rent shall be twenty-five percent (25%) greater than that in effect on the last day of the Term. If such holdover runs beyond 6 months, then the basic rent would be increased by an additional 25% over that in effect for the first 6 months of holdover,


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23. FORCE MAJEURE

            The period of time during which either party is prevented or delayed in the making of any improvements or repairs or fulfilling any obligation required under this Lease, with the exception of obligations of the payment of Rent or Additional Rent, due to unavoidable delays caused by fire, catastrophe, strikes, labor trouble, civil commotion, Acts of God or public enemies, government prohibitions or regulations or inability to obtain materials or any other causes beyond such party's reasonable control, shall be added to such party's time for performance thereof, and such party shall have no liability by reason thereof It is understood, not in limitation of the generality of the foregoing, that Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption in service of water, electricity, heating, air-conditioning and/or other utilities and services of any nature caused by an unavoidable delay, by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control.

            Notwithstanding the above, and in the event that any such conditions prevent the Tenant from reasonably utilizing the premises for the purposes set forth herein, all rent shall be abated during the time of such inability to use the premises.

24. ENTRY BY LANDLORD

            Landlord shall exercise its right of access for such purposes, if exercised at all, upon reasonable advance notice to Tenant and in a manner not unreasonably to interfere with Tenant's business at the premises. At all times during the Term, Tenant will permit Landlord, its agent, employees and contractors, to enter the premises during business hours in order to inspect the same, to enforce or carry out any provision of this Lease and/or to install, repair, replace or realign any utility lines serving the premises.

            For a period commencing three (3) months prior to expiration of the Term, Landlord may have reasonable access to the premises for the purpose of exhibiting the same to prospective tenants.

25. END OF TERM

            Upon expiration of the Term or other termination of this Lease, Tenant shall peaceably and quietly quit and surrender the premises, broom clean, in good order and condition, reasonable wear and tear and damage by fire or other casualty excepted. Tenant shall have the right to remove its trade fixtures but shall be obligated to repair any damage caused in removing same and to restore the premises to such condition as existed at the Commencement Date, reasonable wear and tear excepted.

26. FLOOR LOADS

            Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot area, which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Any equipment or property of any nature placed or installed by Tenant in the premises shall be placed and maintained in setting sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.

27. CONDUCT OF BUSINESS

            Tenant shall not engage in any activity on the premises constituting a nuisance. Tenant shall conduct its business on the premises in a dignified manner and in conformity with the highest standards of practice obtaining among stores dealing in the same or similar merchandise and the standards generally applicable to the Business Zone, and shall at all times keep the premises in a clean, orderly and sanitary condition. Tenant shall not conduct any auction, loss of lease, fire, bankruptcy or going-out-of-business sale at the premises, or any other special sale other than is incident to the normal and established routine of Tenant's business with its regular clientele. Nothing herein shall be deemed to restrict the freedom of Tenant to determine its own selling prices and to conduct periodic seasonal, promotional or normal clearance sales. Tenant shall keep its business open continuously and uninterruptedly (except for periodic vacations, not to exceed two (2) weeks per year) during customary business hours for stores dealing in the same or similar merchandise.

28. NOTICES

Wherever in this Lease it shall be required or permitted that notice or demand ("Notice") be given or served by either party to this Lease to or on the other, such Notice shall be in writing and may either be served personally upon the parties or upon the next business day after mailing, as the case may be, except that a mailed notice changing an address for notice purposes hereunder shall be effective upon receipt.

29. ATTORNNENT

            Tenant shall attorn to any new owner of the Tract, including Landlord's mortgagee, and shall execute such attornment instrument as shall reasonable be requested by such new owner,

30. WAIVER OF SUBROGATION

            Landlord hereby releases Tenant from liability for damage or destruction to the Building, and Tenant hereby releases Landlord from liability for damage or destruction to any of its personal property or leasehold improvement; provided, however, that such releases shall apply only in respect of damage or destruction normally covered by standard policies of fire insurance with


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

extended coverage and such waivers shall apply only to the extent of proceeds made available under such policies. Tenant and Landlord shall each cause any policies of insurance maintained by it with respect to the premises and Building respectively to contain a waiver by the insurers of any rights of subrogation.

31. COVENANTS TO BIND RESPECTIVE PARTIES

            The covenants and agreements contained in this Lease shall inure to the benefit of and be binding upon the parties hereto and their heirs, legal representatives, successors and permitted assigns.

32. NO WAIVER OF BREACHES

            The failure of Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver of relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect. In no circumstances shall acceptance of current rent be deemed a waiver of past obligations of Tenant nor acceptance of partial payment be deemed other than partially on account of rent due hereunder (and not an accord or satisfaction).

33. Q-UMT ENJOYNENT

            Landlord covenants that Tenant, upon compliance with the terms and conditions on Tenant's part to be performed hereunder, shall, subject to the terms of this Lease, quietly enjoy the premises for the Term.

34. RULES AND REGULATIONS

            Tenant shall observe such reasonable rules and regulations as may be annexed hereto and made a part hereof, and/or as Landlord may, on written notice to Tenant, hereafter adopt from time to time as to all tenants at the Tract.

35, NO LEASE RECORDING

            Tenant agrees that it will not record this Lease or any memorandum hereof,

36. BROKERS

            Landlord represents that General Partner of Landlord is a licensed real estate broker in the State of New Jersey.

37, RENEWAL OPTION

            (A) Provided that Tenant is not then in default under the terms of this Lease, and provided further that this Lease has not theretofore been terminated pursuant to the provisions hereof, or of the Lease, Tenant shall have the option to renew this Lease for four (4) additional periods of one (1) year (the "Renewal Term"). Said option to renew shall expire and be of no force or effect unless exercised by Tenant giving written notice thereof to Landlord, sent not later than three (3) months prior to the expiration of the Term.

            (B) All of the terms conditions a provisions of this Lease shall remain in full force and effect during the Renewal Term, except that the minimum rent shall be increased as follows:

            1st Renewal Option: Each option shall be adjust by a % increase equal to the CPI % increase for the most recently published 12-month period.

            (C) No option granted to Tenant to renew this Lease, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any right granted or reserved to Landlord in this Lease, either during the original Term or during any Renewal Terms. Any termination of this Lease shall serve to terminate any renewal options whether or not Tenant shall have exercised same. Any right on the part of Landlord to terminate this Lease shall continue during any Renewal Terms, and no options granted to Tenant to renew this Lease shall be deemed to give Tenant any further options to renew.

38. POTENTIAL LEASE CONCESSION

            Landlord and Tenant have agreed that, if the doctor group which Tenant has introduced to the Landlord rents all or part of the space that the Tenant has vacated, then Tenant shall be entitled to as much as $ 1. 00/s.f. concession on the Lease for the entire duration that Tenant occupies space at Crossroads Center. Such concession will apply provided that the doctor group rents the space during the next 12-month period and will apply from the point at which the new tenant actually starts to pay rent at Crossroads. If the doctor group rents less than the entire square footage which Skylands vacated, the concession shall be proportionate to $ 1. 00 as the rented space is to the entire space.


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

            described below, or may be sent by registered or certified mail, return receipt requested, to the parties at the addresses described below - if to Landlord, at its address stated at the head of the Lease; it to Tenant, at the premises. Such addresses may be changed from time to time by either party by written notice served upon the other, as above provided. Notices hall be effective upon delivery.


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